EXHIBIT 10.7

                                 TERM LOAN NOTE

$4,000,000                                                      Philadelphia, PA


                  FOR VALUE RECEIVED, the undersigned, iGAMES ENTERTAINMENT, INC., a Nevada corporation with its chief executive office and principal place of business at 700 S. Henderson Road, Suite 210, King of Prussia, PA 19406 (the "Borrower"), promises to pay to the order of CHEX SERVICES, INC., with offices located at 11100 Wayzata Blvd., Suite 111, Minnetonka, Minnesota 55305 (the "Lender") the principal sum of Four Million Dollars ($4,000,000) or, if less, the aggregate outstanding principal balance of all advances made by the Lender to the Borrower, as provided for herein (the "Term Loans") together with interest, from the date of this note ("Note"), in like money, at said office of the Lender, at the time and at rates per annum as provided herein.

                  The Borrower and the Lender agree that the Lender shall advance $2,000,000 to the Borrower on the date hereof and shall advance an additional $2,000,000 to the Borrower on that day that is 60 days following the date hereof, provided that at such time the Borrower is in material compliance with the terms of this Note, the Stock Pledge Agreement (as defined below) and the Stock Purchase Agreement (as defined below). The aggregate amount so advanced shall constitute the "Term Loans" hereunder. The Lender agrees to deliver to the Borrower, within 21 days of the date hereof, a binding commitment for financing sufficient to fund the second advance hereunder either (i) from Mercantile Capital, L.P. on terms satisfactory to the Borrower; or (ii) from another institutional lender satisfactory to the Borrower, which financing shall be either (A) funded prior to the end of such 21 day period and placed in escrow subject to release to the Borrower in accordance with the first sentence of this paragraph, or (B) irrevocably committed to be advanced directly by the financing source to the Borrower in accordance with the first sentence of this paragraph without any further action by the Lender. For avoidance of doubt, any financing that could be diverted to other uses by the Lender, or under which the financing source could decline to advance, shall not satisfy the foregoing conditions. In the event that the Lender fails to comply with the foregoing within such 21 day period, then the Borrower shall have the right at any time thereafter to prepay the principal balance of this Note in full, in which case all further payment obligations of the Borrower, other than with respect to amounts accrued through the date of prepayment, shall terminate.

                  INTEREST. For the period ending February 1, 2004, the Borrower shall pay to the Lender interest on the outstanding Term Loans at the rate of fifteen percent (15%) per annum, calculated on the basis of a 360-day year and counting the actual number of days elapsed. In addition, in lieu of interest, the Borrower shall, on a monthly basis, pay to the Lender an amount equal to 50% of the Operating Income of the Borrower's Available Money, Inc. subsidiary ("Available Money") (which for the period ending February 1, 2004 shall be reduced by the amount of interest paid under the previous sentence), provided that, in the event that Lender completes a business combination with any party other than Borrower, or completes a direct or indirect acquisition or purchase or sale of assets or securities with any party other than Borrower, or agrees to complete such a transaction pursuant to a letter of intent or otherwise, then, from the date of such agreement, Borrower shall not be obligated to pay Lender 50% of the Operating Income of Available Money but shall be obligated to pay Lender interest on the outstanding Term Loans at the rate of ten percent (10%) per annum, calculated on the basis of a 360-day year and counting the actual number of days elapsed. "Operating Income" shall mean cash receipts of Available Money generated by normal operations, less all operating expenses, capital expenditures, reserves for taxes and reasonable operating reserves. Each payment shall be accompanied by a report of an officer of the Borrower in reasonable detail setting forth the calculation of Operating Income of Available Money for the applicable period.

                  TREATMENT OF REVENUES AND EXPENSES. The Borrower hereby agrees that, notwithstanding its ownership of 100% of the capital stock of Available Money, for a period of 90 days following the date hereof (or such longer period as the Borrower may consent to in its reasonable discretion) the Borrower shall consent to the inclusion by the Lender in its financial statements of 50% of the revenues and expenses of Available Money; provided that the Borrower's and the Lender's independent auditors deliver their respective opinions that such treatment is in accordance with generally accepted accounting principles.

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                  STOCK PURCHASE AGREEMENT TERMINATION. In the event that the
Stock Purchase Agreement is terminated by the Lender and Equitex, Inc. under
Section 11(b)(v) thereof, then in addition to any Termination Fee due and payable by the Borrower under the Stock Purchase Agreement, the Borrower shall pay to the Lender as additional interest hereunder the amount of $1,000,000, which shall be due and payable immediately upon demand following termination of the Stock Purchase Agreement.

                  REPAYMENT; LENDER'S OPTION.

                  (a) No repayment of the principal balance of this Note shall be due and payable until 120 days following the earlier to occur of (i) termination without closing under the Stock Purchase Agreement dated November 3, 2003 between the Lender, the Borrower and Equitex, Inc. and other parties (or any successor agreement for the acquisition of the Lender by the Borrower) (the "Stock Purchase Agreement"), or (ii) 100 days from the date hereof (in either case, the "Initial Maturity Date").

                  (b) On the Initial Maturity Date, if the Borrower does not pay the outstanding principal balance of the Term Loans, and all accrued but unpaid interest due hereunder in full, the Lender shall have the option to purchase 100% of the capital stock of Available Money from the Borrower for a purchase price of $6,000,000 (the "Option"), exercisable by delivery to the Borrower ON THE INITIAL MATURITY DATE of a written notice of exercise, this Note for cancellation and immediately available funds in an amount equal to $6,000,000 less the then-outstanding principal balance of, and all accrued but unpaid interest on, the Term Loans.

                  (c) If the Lender does not exercise the Option on the Initial Maturity Date, then the maturity date of this Note shall be extended for one or more additional periods of 30 days (the end of each of which shall be a "Subsequent Maturity Date"). On each Subsequent Maturity Date, if the Borrower does not pay the outstanding principal balance of the Term Loans, and all accrued but unpaid interest due hereunder, in full, the Lender shall have the right to exercise the Option on that Subsequent Maturity Date. If the Lender does not exercise the Option, the maturity date of this Note shall continue to be extended pursuant to this Section until the outstanding principal balance of, and all accrued but unpaid interest on, the Term Loans is paid or the Option is exercised.

                  (d) Notwithstanding any provision hereof to the contrary, the outstanding principal balance of ths Note, and all accrued but unpaid interest hereon, shall be due and payable 180 days following the Initial Maturity Date.

                  LATE PAYMENT PENALTY. In the event that Maker fails to pay any amount when due, Maker agrees to pay a late charge equal to ten percent (10%) of the overdue amount. Such late charge shall be due and payable upon demand. Maker acknowledges that it would be extremely difficult or impracticable to determine Holders actual damages resulting from any late payment, and this late charge is a reasonable estimate of those damages. Acceptance of any late charge shall not limit any of Holders other rights or remedies under this Note or the Stock Purchase Agreement.

                  PAYMENTS. All payments required or permitted herein (principal and interest) shall be made to the address from time to time designated by the Holder and shall be paid not later than 5 p.m. (Minnesota time) on the day when due. All payments shall first be applied to interest accrued to the date of payment and the balance of such payment, if any, shall be applied to the unpaid principal remaining due hereon; provided, however, that upon the occurrence of an Event of Default (as defined herein) payment may first be applied to any late charges or sums advanced (if any) by the Lender for the payment of collection costs or other charges or fees (including reasonable attorneys fees). For all purposes herein, the date of payment shall be the date such payment is actually received by the Holder. Payment received by check or draft shall be credited as of the date delivered.

                  SECURITY. The Borrower's obligations hereunder shall be secured by (i) a pledge of the capital

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stock of Available Money pursuant to a Stock Pledge Agreement of even date herewith (the "Stock Pledge Agreement"), (ii) the guaranty and suretyship of Money Centers of America, Inc. pursuant to a Corporate Guaranty of even date herewith, and (iii) the guaranty and suretyship of Available Money pursuant to a Corporate Guaranty of even date herewith.

                  EVENTS OF DEFAULT. The occurrence of any one or more of the following events shall constitute an "Event of Default" hereunder:

                  (a) the Borrower shall fail to pay when due, any installment of principal or interest or fee payable hereunder or any Obligation within 10 days following the date when due;

                  (b) the Borrower shall fail to observe or perform any other material obligation or covenant required to be observed or performed by it hereunder or under the Stock Pledge Agreement;

                  (c) the Borrower shall admit its inability to pay its debts as they mature, or shall make an assignment for the benefit of its creditors;

                  (d) any event of default under the Borrower's primary borrowing facility as a result of which the lender thereunder has declared the principal balance thereof to be due and payable;

                  (e) proceedings in bankruptcy, or for reorganization of the Borrower, or for the readjustment of any of its debts under Bankruptcy Code, as amended, or any part thereof, or under any other laws, whether state or federal, for the relief of debtors, now or hereafter existing, shall be commenced by or against the Borrower and, if commenced against the Borrower, shall not be discharged within ninety (90) days of their commencement; or

                  (f) a receiver or trustee shall be appointed for the Borrower or for any substantial part of its assets, or any proceedings shall be instituted for the dissolution or the full or partial liquidation of the Borrower, and such receiver or trustee shall not be discharged within ninety
(90) days of its appointment,

                  ACCELERATION. Immediately upon the occurrence and during the continuation of any Event of Default, the Lender hereof, at its sole option, and without further notice may declare in writing the entire unpaid principal of this Note together with all interest accrued thereon, to forthwith become due and payable.

                  NOTICES. All notices or demands required or permitted to be given pursuant to the terms hereof shall be effective on the date of deposit in the U.S. mails if addressed to the the Lender or the Borrower at its last known address as appropriate, postage prepaid, registered or certified mail, return receipt requested.

                  Time is of the essence hereof.

                  COSTS. Maker agrees to pay all costs of collection, including reasonable attorneys fees, in case payment of this Note is not made in accordance with its terms.

                  GOVERNING LAW; JURISDICTION. This Note is delivered and made in and shall in all respects shall be construed pursuant to the laws of Minnesota and any and every legal proceeding arising out of or in connection with this Note shall be brought in the appropriate courts of the State of Minnesota, each of the parties hereby consenting to the exclusive jurisdiction of said courts for this purpose.

                  REMEDIES. The remedies of the Lender as provided herein, or in the Stock Purchase Agreement, shall be cumulative and concurrent, and may be pursued singularly, successively or together, in the sole discretion of the Lender, and may be exercised as often as occasion therefore shall arise. No act of omission or commission of the Lender, including specifically any failure to exercise any right, remedy or recourse, shall be deemed to be a waiver or release of the same; such waiver or release to be effected only through a written document executed by the Lender and then only to the extent specifically recited therein. Without limiting the generality of the preceding

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sentence, acceptance by the Lender of any payment with or without knowledge of the occurrence of Event of Default by Maker shall not be deemed a waiver of an Event of Default, and acceptance by the Lender of any payment in an amount less than the amount then due hereunder shall be an acceptance on account only and shall not in any way effect the existence of an Event of Default hereunder or under the Stock Purchase Agreement. A waiver or release with reference to any one event shall not be construed as continuing, as a bar to, or as a waiver or release of, any subsequent right, remedy, or recourse as to a subsequent event.

                  MAXIMUM INTEREST RATE. All agreements between Maker and the Lender are expressly limited so that in no contingency or event whatsoever, whether by reason of: error of fact or law; payment, prepayment or advancement of the proceeds hereof; acceleration of maturity of the outstanding principal balance, or otherwise, shall the amount paid or agreed to be paid to the Lender hereof for the use, forbearance or retention of money to be advanced hereunder, including any charges collected or made in connection with the indebtedness evidenced by this Note which may be treated as interest under applicable law, if any, exceed the maximum legal limit (if any such limit is applicable) under United States federal law or state law (to the extent not preempted by federal law, if any), now or hereafter governing the interest payable in connection with such agreements. If, from any circumstances whatsoever, fulfillment of any provision hereof at the time performance of such provision shall be due shall involve transcending the limit of validity (if any) prescribed by law which a court of competent jurisdiction may deem applicable hereto, then, IPSO FACTO, the obligation to be fulfilled shall be reduced to the limit of such validity, and if from any circumstances, the Lender shall ever receive as interest an amount which would exceed the maximum legal limit (if any such limit is applicable), such amount which would be excessive interest shall be applied to the reduction of the outstanding principal balance due hereunder and not to the payment of interest or, if necessary, rebated to the Borrower. This provision shall control every other provision of all agreements between Maker and the Lender.

                  SURVIVAL OF OBLIGATIONS. In the event that at any time any payment received by the Lender hereunder shall be deemed by final order of a court of competent jurisdiction to have been a voidable preference or fraudulent conveyance under the bankruptcy or insolvency laws of the United States, or shall otherwise be deemed to be due to any party other than the Lender, then, in any such event, the obligation to make such payment shall survive any cancellation of this Note and/or return thereof to Maker and shall not be discharged or satisfied by any prior payment thereof and/or cancellation or this Note, but shall remain a valid and binding obligation enforceable in accordance with the terms and provisions hereof, and the amount of such payment shall bare interest at the Default Rate from the date of such final order until repaid hereunder.

                  WAIVERS. The Maker hereby expressly waives presentment, demand, notice of dishonor, notice of nonpayment and all other notices and demands in connection therewith or in the nature thereof.

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                  IN WITNESS WHEREOF, the undersigned, intending to be legally bound, has duly executed this Note this 6th day of January, 2004



                                        iGAMES ENTERTAINMENT, INC.


                                        By: /s/ Christopher M. Wolfington (SEAL)
                                            ------------------------------------
                                        Name:    Christopher M. Wolfington
                                        Title:   CEO





                                        CHEX SERVICES, INC.


                                        By: /s/ Ijaz Anwar                (SEAL)
                                            ------------------------------------
                                        Name:    Ijaz Anwar
                                        Title:   C.F.O.



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